As September 7, 2004

                                 CODE OF ETHICS
                         ULTIMUS FUND DISTRIBUTORS, LLC

     Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of the personnel of a principal underwriter to a registered investment company. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by an investment company. The Rule also requires the principal underwriter to an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions.

     This Code of Ethics has been adopted by the Managing Directors of Ultimus Fund Distributors, LLC (the "Company"). It is based on the principle that the personnel of the Company owe a fiduciary duty to the Funds' shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

     I. DEFINITIONS. As used in this Code of Ethics, the following terms shall have the following meanings:

     (a) "Access Person" shall mean any director or officer of the Company who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Securities.
     (b) "Beneficial ownership" shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person is considered the beneficial owner of Securities if the person has a pecuniary interest in the Securities and includes Securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such Securities benefits substantially equivalent to those of ownership
     (c)  "Board  of   Directors"   shall  mean  a  board  of  directors  of  an
          incorporated investment company or a board of trustees of an investment company created as a common-law trust.
     (d) "Fund" shall mean an investment company registered under the 1940 Act for which the Company or an affiliate serves as principal underwriter, administrator, fund accountant or transfer agent.
     (e) "Security" shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies other than the Funds listed in "Exhibit A," as amended from time to time; direct obligations of the U.S. Government; banker's acceptances; bank certificates of deposit; commercial paper; and high-quality short-term debt instruments, including repurchase agreements.


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     (f)  A "Security  held or to be  acquired by the Funds"  shall mean (1) any
          Security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or a Fund's investment adviser for purchase by such Fund, or (2) any option to purchase or sell, and any Security convertible into or exchangeable for, any such Security.
     (g) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell Securities.

     II. PROHIBITION ON CERTAIN ACTIONS. The Company and its affiliated persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Funds:

     1.   Employ any device, scheme or artifice to defraud the Funds;
     2. Make any untrue statement of a material fact to the Funds or to omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;
     3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
     4.   Engage in any manipulative practice with respect to the Funds.

     III. QUARTERLY REPORTING OF SECURITIES TRANSACTIONS. Each officer, employee and registered representative of the Company shall file with the Secretary of the Company, no later than ten (10) days after the end of each calendar quarter, all personal Security transactions for that quarter. The form attached as "Exhibit B," Personal Securities Transaction Record, shall be used for this purpose. All such reports will be reviewed by the Secretary. The Secretary may, in his discretion, exempt any part-time employee of the Company from the requirement to file such quarterly reports if such employee's functions are solely and exclusively clerical or ministerial.

     IV. INITIAL AND ANNUAL REPORTING OF HOLDINGS. Each Access Person of the Company shall file with the Secretary of the Company, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report listing all Securities beneficially owned by such Access Person as of the date he or she became an Access Person. On an annual basis, each Access Person of the Company shall file with the Secretary a holdings report listing all Securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of such Access Person; and (3) the date that the report is submitted by the Access Person.

     V. TRANSACTIONS AND HOLDINGS IN THE ULTIMUS FUND SOLUTIONS, LLC RETIREMENT & Profit Sharing Plan. Contributions to the Ultimus Fund Solutions, LLC Retirement & Profit Sharing Plan to purchase shares of the Funds, and holdings of shares of the Funds within such Plan, are not required to be reported under Sections III and IV.


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     VI.  DISCLAIMER OF  BENEFICIAL  OWNERSHIP.  Any person may include,  in any report required under Sections III or IV, a disclaimer as to the beneficial ownership in any securities covered by the report.

     VII. SANCTIONS. If any person violates any provisions set forth in this Code of Ethics, the Secretary of the Company shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or Securities in that account for a specified time frame.

     VIII. REPORTING TO BOARD OF DIRECTORS. At least once each year, the Secretary of the Company shall provide the Board of Directors of each Fund with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Directors that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

     IX. NOTIFICATION OF REPORTING OBLIGATION. The Secretary of the Company shall identify all persons who are required to make the reports required under Sections III and IV and shall inform those persons of their reporting obligation.

     X. RETENTION OF RECORDS. The Company shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

     1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Company at any time within the past five years, must be maintained in an easily accessible place.
     2. A record of any violation of the Company's code of ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.
     3. A copy of each report required to be made by an Access Person pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
     4. A record of all persons, currently or within the past five years, who are or were required to make reports under Sections III and IV, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
     5. A copy of each report required to be made by the Secretary of the Company to the Board of Directors of each Fund pursuant to Section VIII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.



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                                                 Last updated September 15, 2005

                                    EXHIBIT A

                    REGISTERED OPEN-END INVESTMENT COMPANIES
                SUBJECT TO THE REQUIREMENTS OF THE CODE OF ETHICS

     Hussman Investment Trust
          Hussman Strategic Growth Fund
          Hussman Strategic Total Return Fund

     The Shepherd Street Funds, Inc.
          Shepherd Street Equity Fund

     Schwartz Investment Trust
          Schwartz Value Fund
          Ave Maria Catholic Values Fund
          Ave Maria Growth Fund
          Ave Maria Rising Dividend Fund
          Ave Maria Bond Fund

     Wells Family of Real Estate Funds
          Wells S&P REIT Index Fund

     Williamsburg Investment Trust
          FBP Value Fund
          FBP Balanced Fund
          The Jamestown Balanced Fund
          The Jamestown Equity Fund
          The Jamestown International Equity Fund
          The Jamestown Tax Exempt Virginia Fund
          The Davenport Equity Fund
          The Government Street Equity Fund
          The Government Street Mid-Cap Fund
          The Government Street Bond Fund
          The Alabama Tax Free Bond Fund

     New Century Portfolios
          New Century Capital Portfolio
          New Century Balanced Portfolio
          New Century Aggressive Portfolio
          New Century International Portfolio
          New Century Alternative Strategies Portfolio

     TFS Capital Investment Trust
          TFS Market Neutral Fund

     Profit Funds Investment Trust
          The Profit Fund



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     The GKM Funds
          GKM Growth Fund

     First Pacific Mutual Fund, Inc.
          Hawaii Municipal Fund
          Hawaii Intermediate Fund

     Oak Value Trust
          Oak Value Fund

     Veracity Funds
          Veracity Small Cap Value Fund

     The Cutler Trust
          Cutler Value Fund

     The Berwyn Funds
          Berwyn Fund
          Berwyn Income Fund
          Berwyn Cornerstone Fund

     Destination Funds
          Destination Select Equity Fund





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                                                    EXHIBIT B

                                      PERSONAL SECURITIES TRANSACTION REPORT

------------------------------------------------------      ------------------------------------------------------
Name (please print)                                         Quarter Ending

INSTRUCTIONS:   Record  all  applicable  security  transactions  which  are  not specifically excepted by the Code of Ethics.  To indicate no transactions,  the word  "NONE"  must  appear.  This form  must be  returned  within 10 calendar days after the close of each quarter.

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                                       Number of
                                        Shares/
                 Purchase/Sale/        Principal
   Date              Other               Amount        Title of Security        Price          Broker/Dealer/Bank
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

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Please  disclose below any  securities  account over which you have a beneficial interest and which was established during the quarter covered by this report.

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       Account Registration                   Broker/Dealer/Bank                Account No.      Date Established
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I  acknowledge  that the  transactions  listed above comprise all transactions executed in accounts in which I have a beneficial interest.

-----------------------------------------------------         -----------------------------------------------------
Signature of Access Person                                    Approved
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Date of Filing                                                Date Approved

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